Exhibit (a)(6)



Before you seal your return envelope, did you remember to:           Check when
                                                                      complete

1.   Read, complete and sign the Letter of Transmittal.                  [ ]

2.   Check the boxes on Schedule A to indicate your decision to          [ ]
     tender or not tender your options.

3.   Sign and date Schedule A.                                           [ ]

4.   Make copies of the Letter of Transmittal and Schedule A for         [ ]
     your records.

5.   Include the originals of both the Letter of Transmittal and         [ ]
     Schedule A in the return envelope.

6.   You may also fax both the Letter of Transmittal and Schedule        [ ]
     A to Aldila at 858-513-1870. Be sure to keep the fax confirmation sheet for your records.

                     THE DEADLINE FOR ALDILA TO RECEIVE
                                    BOTH
                         THE LETTER OF TRANSMITTAL
                                    AND
                               SCHEDULE A IS
                   5:00 P.M., SAN DIEGO, CALIFORNIA TIME
                               JUNE 28, 2002